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                                                                    EXHIBIT 99.2

                                 FORM OF PROXY
                             WEDCO TECHNOLOGY, INC.
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           PLEASE MARK VOTES
   /X/     AS IN THIS EXAMPLE
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SPECIAL MEETING OF STOCKHOLDERS--APRIL 29, 1996

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
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS         PROPOSAL 1. To approve and adopt the Merger Agreement dated as of December 8, 1995, as amended, among the Company, ICO,
  The undersigned, revoking any contrary proxy previously           Inc. and W Acquisition Corp., as described in the Proxy
given hereby appoints William E. Willoughby, Walter L.              Statement.
Leib, Edward N. Barol and all or any one of them as
attorneys and proxies, with power of substitution to vote                                   For       Against      Abstain
all shares of common stock of Wedco Technology, Inc. (the
"Company"), which the undersigned would be entitled to vote                                 / /       / /          / /
if personally present at the Special Meeting of
Stockholders (the "Special Meeting"), to be held at the
Company's Executive Offices located at Route 173, West
Portal, New Jersey, on Monday, April 29, 1996, at 10:00
A.M., E.S.T., and any postponements or adjournments                         This proxy when properly executed will be voted as
thereof, upon the following matters set forth in the Notice         specified.  IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE
of Special Meeting and Proxy Statement, receipt of which is         VOTED FOR PROPOSAL 1.  In their discretion, the above-named
hereby acknowledged.                                                proxies are authorized to vote upon such other business as may properly come before the Special Meeting.  The powers
  The Board of Directors recommends a vote FOR the                  hereby conferred may be exercised by a majority of said
following proposal:                                                 proxies (or their respective substitutes) as shall be
                                                                    present at the Special Meeting or any postponement or
                                                                    adjournment or, if only one shall be present, by that one.

                                                                            Please date and sign exactly as name appears
                                                                    hereon.  When signing as an attorney, executor,
                                                                    administrator, trustee or guardian, give full title.  If a corporation, please sign in full corporate name by
                                                                    President or other authorized officer.  If a partnership,
                                                                    please sign in partnership name by an authorized person.
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 Please be sure to sign and date       Date
  this Proxy in the box below.
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  Stockholder sign above               Co-holder (if any) sign above
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   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                             WEDCO TECHNOLOGY, INC.


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